EXHIBIT 4


                              AMENDMENT AND CONSENT


           THIS AMENDMENT AND CONSENT dated as of June 30, 1999 (this "Amendment") relating to the Credit Agreement referenced below is by and among OWENS & MINOR, INC., a Virginia corporation (the "Borrower"), the Subsidiaries of the Borrower identified on the signature pages hereto (the "Guarantors"), the various banks and lending institutions identified on the signature pages hereto (the "Banks") and NATIONSBANK, as Administrative Agent (in such capacity, the "Administrative Agent"). Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

           WHEREAS, a $225 million credit facility has been extended to the Borrower pursuant to the terms of that Credit Agreement dated as of September 15, 1997 (as amended and modified the "Credit Agreement") among the Borrower, the Guarantors, the Banks, Bank of America NT & SA and Crestar Bank, as co-agents, and NationsBank, N.A., as Administrative Agent;

           WHEREAS, the Borrower and Owens & Minor Medical, Inc. have entered into an agreement to acquire (the "Medix Acquisition") substantially all of the assets of Medix, Inc. ("Medix"), pursuant to the terms of that certain Asset Purchase Agreement dated as of July 5, 1999 by and between the Borrower and Medix (the "Purchase Agreement") for total consideration of approximately $85 million, consisting of approximately $65 million in cash and the assumption of approximately $20 million of Indebtedness;

           WHEREAS, the total consideration of the Medix Acquisition is in excess of the limit set forth in Section 7.05(b) of the Credit Agreement;

           WHEREAS, the Borrower has requested that the Required Banks consent to the Medix Acquisition and certain modifications to the Credit Agreement in connection with the Medix Acquisition;

           WHEREAS, the Required Banks have consented to the requested modifications on the terms and conditions set forth herein;

           NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           1.        The Credit Agreement is amended in the following respects:

                     1.1       The following definition is added to Section
                               1.01:

                               "Medix Acquisition" means the acquisition by the
                     Borrower of substantially all of the assets of Medix, Inc. pursuant to the terms of that certain Asset Purchase Agreement dated as of July 5, 1999 by and among the Borrower, Owens & Minor Medical, Inc. and Medix, Inc.

                     1.2       Section 6.11(b) is amended to read as follows:

                               (b) Consolidated Tangible Net Worth. The Borrower
                     will maintain Consolidated Tangible Net Worth, as determined on each Determination Date to occur on or after September 30, 1999, of not less than $75,000,000; provided, however, the minimum Consolidated Tangible Net Worth required hereunder shall be increased on the last day of each of the Borrower's fiscal quarters to occur thereafter by an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or if Consolidated Net Income for such period is a deficit figure, then zero).

                     1.3 Clauses (h) and (i) of Section 7.01 are renumbered as clauses (i) and (j), and a new clause (h) is added to read as follows:

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                               (h) Purchase money Indebtedness assumed in
                     connection with the Medix Acquisition provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal of $20,000,000 and (ii) the total of all such Indebtedness shall be repaid in full within ten
                     (10) days of the closing date of the Medix Acquisition.

                     1.4 A new clause (d) is added to Section 10.03 to read as follows:

                               (d) Notwithstanding anything to the contrary
                     contained herein, any Bank, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and
                     (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Nothing contained herein shall relieve the Granting Lender of its obligations under the Credit Agreement. Neither the Administrative Agent nor the Credit Parties shall have any duty to acknowledge or evidence the interest of the SPC as separate or apart from the interest of the Granting Lender. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This paragraph may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

           2. The Required Banks hereby consent to the Medix Acquisition pursuant to the terms of the Purchase Agreement for total consideration of approximately $85 million, consisting of approximately $65 million in cash and the assumption of approximately $20 million of Indebtedness. The Required Banks further agree that the total consideration up to $85 million paid in the Medix Acquisition shall not be included in any calculation of the limit on aggregate consideration paid in connection with acquisitions set forth in Section 7.05(b).

           3. This Amendment shall be effective upon satisfaction of the following conditions:

                     (a) execution of this Amendment by the Credit Parties and the Required Banks; and

                     (b) receipt by the Administrative Agent, for the ratable benefit of each of the Banks which executes this Amendment, of an amendment fee equal to 5 basis points (0.05%) on the aggregate amount of Commitments of each Bank which executes this Amendment.

           4. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default presently exists under the Credit Agreement.

           5. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

           6. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

           6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

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           7.        This Amendment, as the Credit Agreement, shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the Commonwealth of Virginia.

           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                      OWENS & MINOR, INC.,
--------                       a Virginia corporation

                               By:       /s/Richard F. Bozard
                                  -------------------------------------------
                               Name:     Richard F. Bozard
                               Title:    Vice President & Treasurer


GUARANTORS:                    OWENS & MINOR MEDICAL, INC.,
----------                     a Virginia corporation
                               NATIONAL MEDICAL SUPPLY CORPORATION,
                               a Delaware corporation
                               OWENS & MINOR WEST, INC.,
                               a California corporation
                               KOLEY'S MEDICAL SUPPLY, INC.,
                               a Nebraska corporation
                               LYONS PHYSICIAN SUPPLY COMPANY,
                               an Ohio corporation
                               A. KUHLMAN & COMPANY,
                               a Michigan corporation
                               STUART MEDICAL, INC.,
                               a Pennsylvania corporation

                               By:       /s/Richard F. Bozard
                                  -------------------------------------------
                               Name:     Richard F. Bozard
                               Title:    Vice President & Treasurer

                                         of each of the Guarantors listed above


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



BANKS:                         NATIONSBANK, N.A.,
-----                          individually in its capacity as a
                               Bank and in its capacity as Agent and
                               Administrative Agent

                               By:       /s/Philip S. Durand
                                  -------------------------------------------
                               Name:     Philip S. Durand
                               Title:    Principal

                               BANK OF AMERICA NT & SA

                               By:       /s/Philip S. Durand
                                  -------------------------------------------
                               Name:     Philip S. Durand
                               Title:    Principal

                               CRESTAR BANK

                               By:       /s/T. Patrick Collins
                                  -------------------------------------------
                               Name:     T. Patrick Collins
                               Title:    Vice President

                               FIRST UNION NATIONAL BANK

                               By:       /s/David E. Branley
                                  -------------------------------------------
                               Name:     David E. Branley
                               Title:    Vice President

                               PNC BANK, NATIONAL ASSOCIATION

                               By:       /s/Douglas S. King
                                  -------------------------------------------
                               Name:     Douglas S. King
                               Title:    Vice President

                               THE BANK OF NEW YORK

                               By:       /s/Ann Marie Hughes
                                  -------------------------------------------
                               Name:     Ann Marie Hughes
                               Title:    Vice President

                               MELLON BANK, N.A.

                               By:       /s/Maria N. Sisto
                                  -------------------------------------------
                               Name:     Maria N. Sisto
                               Title:    Assistant Vice President


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                               THE FIRST NATIONAL BANK OF CHICAGO

                               By:       /s/Andrea S. Kantor
                                  -------------------------------------------
                               Name:     Andrea S. Kantor
                               Title:    Vice President

                               THE SANWA BANK LTD.

                               By:       /s/John T. Feeney
                                  -------------------------------------------
                               Name:     John T. Feeney
                               Title:    Vice President

                               WACHOVIA BANK, N.A.

                               By:       /s/E. Turner Coggin
                                  -------------------------------------------
                               Name:     E. Turner Coggin
                               Title:    Vice President

                               THE BANK OF NOVA SCOTIA

                               By:       /s/J. R. Trimble
                                  -------------------------------------------
                               Name:     J. R. Trimble
                               Title:    Senior Relationship Manager


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